UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 1, 2010 Neogen Corporation issued a press release announcing that it had purchased 100% of the common stock of GeneSeek, Inc. There was no prior relationship between GeneSeek and Neogen.

Consideration for the purchase, which was determined through arms length negotiations, was approximate $13.8 million in cash, net of GeneSeek cash balances, and contingent payments based on future performance of the GeneSeek. The source of the consideration was Neogen Corporation cash balances.

Neogen intends to operate the business as a unit of Neogen’s Animal Safety division from GeneSeek’s current facility in Lincoln Nebraska.

A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statement and Exhibits

(a) Financial statements and pro forma financial statements of the business acquired are inapplicable and, therefore, have been omitted.

(b) Exhibit 99.1—Press Release dated announcing Neogen Corporation’s acquisition of 100% of the Common Stock of GeneSeek, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: April 1, 2010
/s/ Richard R. Current
Richard R. Current
Vice President & CFO